EXHIBIT 10.1

AMENDMENT NO. 1 TO AGREEMENT

This Amendment No. 1 to Agreement (this “Amendment”) is made as of the 1st day of May, 2009, by and between ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Corporation”), and C. Kirk Peacock (hereinafter called “Executive”).

W I T N E S S E T H:

WHEREAS, the Corporation and Executive previously entered into an Agreement, dated as of October 30, 2008 (the “Agreement”) for Executive to serve as the Corporation’s Chief Financial Officer and Treasurer;

WHEREAS, the Corporation wishes to amend the Agreement pertaining to the Executive’s salary;

NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties hereto agree as follows:

1. Amendment to Compensation Payment. Paragraph 4 of the Agreement is hereby amended to read in full as follows:

“4. Compensation. As payment in full for your services during the term of this Agreement, the Company shall grant to you options to purchase 50,000 shares of the Company’s common stock (the “New Options”), which shall vest monthly pro rata over the one-year term of this Agreement and shall pay you $8,000 per month through April 30, 2009 and $6,000 per month thereafter for the remainder of the term of this Agreement. The cash compensation shall be paid monthly on the first business day of each month. The New Options will have a seven-year term commencing on the date of grant (which shall be the date of approval of the grant by the Board); will have an exercise price of the last reported trading price of the Company’s common stock on the OTC Bulletin Board on the date of grant; will be exercisable within the term of those options during the period of your services to the Company and for 24 months after termination for any reason except termination for cause by the Company; and will have such other terms and conditions as are included in the Company’s standard nonqualified stock option agreement under its 2006 Equity Incentive Plan (the “Plan”). All of your outstanding options granted under the Plan will be included in the Company’s Form S-8 registration statements.”

2. Agreement Continues in Force. Subject to the amendment set forth in Section 1 of this Amendment, all of the provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Agreement to be duly executed as of the date first above set forth.

/s/ C. Kirk Peacock
C. Kirk Peacock

IMMUNOCELLULAR THERAPEUTICS, LTD.

By:	/s/ Manish Singh
Manish Singh, Ph.D.
Its:	President and Chief Executive Officer